PURE WORLD, INC.
                                376 MAIN STREET
                                  P.O. BOX 74
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-9220
                              (908) 234-9355 (FAX)


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                October 28, 1996

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pure World, Inc. (the "Company") will be held on Monday, October 28, 1996 at 8:30 a.m., local time, at The Somerset Hills Hotel, Martinsville Road, Warren, New Jersey, for the purpose of considering and acting upon the following matters:

     1. To elect four directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

     Only stockholders of record at the close of business on September 27, 1996, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company's offices at 376 Main Street, Bedminster, New Jersey 07921, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person, however, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. If you attend the Annual Meeting, you may vote in person even though you returned a Proxy.

                                          By Order of the Board of Directors



                                          /s/ Paul O. Koether
                                          ------------------------------
                                          Paul O. Koether
                                          Chairman and President

Date:  September 30, 1996


                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed Proxy as promptly as possible and return it in the enclosed envelope.

                                 PURE WORLD, INC.
                                 376 MAIN STREET
                                   P.O. BOX 74
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-9220
                            ------------------------

                     PROXY STATEMENT FOR THE ANNUAL MEETING
                                October 28, 1996

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is being furnished to the stockholders of Pure World, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies, in the form enclosed, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, October 28, 1996, at 8:30 a.m. at The Somerset Hills Hotel, Martinsville Road, Warren, New Jersey, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (908) 234-9220.

     These proxy solicitation materials are first being mailed on or about September 30, 1996 to all stockholders entitled to vote at the meeting.

VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only stockholders of record at the close of business on September 27, 1996 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 7,644,957 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.

     Holders of Common Stock are entitled to one vote, in person or by proxy, for each share of Common Stock owned on the Record Date.

     Valid proxies will be voted in accordance with the instructions indicated thereon. In the absence of contrary instructions, shares represented by valid proxies will be voted FOR the proposal to elect as directors the four nominees listed under the caption "Election of Directors". No other business is expected to come before the Annual Meeting but should any other matter requiring a vote of stockholders properly arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matter.

     Execution of the enclosed proxy card will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering a written revocation or a new proxy bearing a later date to the Secretary of the Company, 376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute revocation of a proxy.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. An abstention will have the same effect as a negative vote, but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, four directors are to be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of each nominee named below (each a "Nominee"). Each Nominee has consented to serve as a director if elected. It is not expected that any Nominee will be unable to serve, but, in the event that any Nominee should be unable to serve, the shares represented by the enclosed proxy card will be voted for a substitute candidate selected by the Board of Directors.



     Certain information regarding each Nominee is set forth below.

                                                          Position and Office              Director
Name of Nominee                     Age               Presently Held with Company           Since
- ---------------                     ---               ---------------------------          --------
Paul O. Koether                     60                Chairman, President and                1988
                                                       Director of the Company;
                                                       Chairman of Madis


Mark W. Jaindl                      36                Director of the Company                1994
                                                       and Director of Madis

Alfredo Mena                        43                Director of the Company                1992

William Mahomes, Jr.                49                Director of the Company                1993


     There are no family relationships between any Nominee and/or any executive officer of the Company. Information concerning each nominee's business history and experience is set forth below.

     Paul O. Koether is principally engaged in the following businesses: (i) the Company, as Chairman since April 1988, President since April 1989, a director since March 1988, and for more than five years as the Chairman and President of Sun Equities Corporation ("Sun"), a private, closely-held corporation which is the Company's principal stockholder; (ii) as Chairman of Madis Botanicals, Inc. ("Madis") a majority-owned subsidiary of the Company, since January 1995 and as a director since December 1994; (iii) as Chairman and director since July 1987 and President since October 1990 of Kent Financial Services, Inc. ("Kent") which engages in various financial services, including the operation of a retail brokerage business through its wholly-owned subsidiary, T. R. Winston & Company, Inc. ("Winston") and the general partner since 1990 of Shamrock Associates, an investment partnership which is the principal stockholder of Kent; (iv) various positions with affiliates of Kent, including Chairman since 1990 and a registered representative since 1989 of Winston; and (v) since July 1992, as Chairman of American Metals Service, Inc., which is currently seeking to acquire an operating business. Prior to August 1994, Mr. Koether also served as Chairman and a director of NorthCorp Realty Advisors, Inc. ("NorthCorp"), formerly a subsidiary of the Company.

     Mark W. Jaindl. From May 1982 to October 1991, and again since May 1995, Mr. Jaindl has served as Chief Financial Officer of Jaindl Farms, which is engaged in diversified businesses, including the operation of a 10,000-acre turkey farm, a mobile home park, a John Deere dealership and a grain operation. He also served as the Chief Financial Officer of Jaindl Land Company, a developer of residential, commercial and industrial properties in eastern Pennsylvania. From June 1992 until May 1995 he was Senior Vice President of the Company. He was Senior Vice President of Madis from December 1994 until May 1995 and a director of Madis since December 1994 and he has served as a director of American Metals Service, Inc. since July 1992. From Ocober 1991 to June 1992, he was self-employed as an investment consultant. Mr. Jaindl was a director of NorthCorp from June 1992 until September 1994 and was Interim President of NorthCorp from February 1994 until August 1994.

     Alfredo Mena. Since October 4, 1995, Mr. Mena has served as the Presidential Commissioner for Privatization and Modernization of El Salvador. He has been the President of CIA. Salvadorena de Inversiones, S.A. de C.V. since 1986 and had served as its Director and General Manager from 1974 to 1986. CIA. Salvadorena de Inversiones, S.A. de C.V. is engaged in coffee growing, processing and exporting. Mr. Mena is a citizen of El Salvador.

     William Mahomes, Jr. Since 1994 Mr. Mahomes has been a Senior Shareholder of the law firm of Locke Purnell Rain Harrell. From 1990 to 1994 he was an international partner in the Dallas office of Baker & McKenzie. Prior to that, from 1987 to 1990, he served as Vice President and General Counsel of Pro-Line Corporation, which is engaged in the manufacture and distribution of hair care products. Mr. Mahomes currently serves on the Board of Directors of a variety of organizations, including the Bethlehem Foundation, The Salvation Army, MESBIC Financial Corporation, St. Philip's Academy, Dallas Black Chamber of Commerce, the Dallas Opera and the Texas Real Estate Council.

BOARD MEETINGS AND COMMITTEES

     The Board held one meeting during the fiscal year ended December 31, 1995 and otherwise acted by written consent. Each of the Company's directors attended the meeting of the Board of Directors. During the year ended December 31, 1995, the Board had an Audit Committee which consisted of Messrs. Richard M. Bossert (since deceased), William Mahomes, Jr. and Alfredo Mena. The Audit Committee, which reviews the Company's internal controls, accounting practices and procedures, and results of operations, held one meeting during the year. Messrs. Bossert and Mahomes attended this meeting. Mr. Mena did not attend. The Company had no other Standing Committees which met during the fiscal year ended December 31, 1995.

DIRECTORS' FEES

     Each director who is not an employee of the Company receives a fee of $1,200 plus expenses for attending each meeting of the Board or a committee meeting. Aggregate directors' fees in fiscal 1995 were $7,200.

                              BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors,
  Nominees and Certain Stockholders

     The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director and Nominee and by all current directors, Nominees and officers as a group:

                                                      Number of Shares                     Approximate
Name and Address                                      of Common Stock                        Percent
of Beneficial Owner                                   Beneficially Owned(1)                 of Class
- --------------------                                  ---------------------                -----------
Paul O. Koether                                       3,076,996 (2)(3)                        37.94%
 211 Pennbrook Road
 Far Hills, NJ 07931

Sun Equities Corporation                              2,234,296                               27.55%
 376 Main Street
 Bedminster, NJ 07921

Mark W. Jaindl                                          153,220 (4)                            1.89%
 3150 Coffeetown Road
 Orefield, PA 18069

William Mahomes, Jr.                                     15,000                                  *
 2200 Ross Avenue, Suite 2200
 Dallas, Texas 75201

Alfredo Mena                                             17,000                                  *
 P. O. Box 520656
 Miami, Florida 33152

Voldemar Madis                                           14,446                                  *
 375 Huyler Street
 South Hackensack, NJ 07606

Dimensional Fund Advisors, Inc.                          433,400 (5)                           5.34%
 1299 Ocean Avenue - 11th Floor
 Santa Monica, CA 90401

All directors and                                      3,387,862 (2)(3)(4)                    41.78%
 officers as a group
    (7 persons)
- ------------------------------

*  Represents less than one percent.


(1) The beneficial owner has both sole voting and sole investment powers with respect to these shares except as set forth in this footnote or in other footnotes below. Included in such number of shares beneficially owned are shares subject to options currently exercisable or becoming exercisable within sixty days: Paul O. Koether (150,000 shares); Mark W. Jaindl (70,000 shares); William Mahomes, Jr. (15,000 shares); Alfredo Mena (15,000 shares); Voldemar Madis, (14,446 shares); and all directors and officers as a group (339,446 shares).

(2) Includes (1) 32,400 shares held by a trust for the benefit of Mr. Koether's daughter for which he serves as the sole trustee; (2) 347,500 shares beneficially owned by his wife, including 100,000 shares owned by Emerald Partners of which she is the sole general partner and 2,000 shares owned by Sussex Group, Inc. of which she is the President, a director and controlling stockholder, 125,000 shares which she has the right to acquire upon exercise of stock options and 120,500 shares held in custodial accounts; and (3) 33,900 shares owned by Mr. Koether's daughter. Mr. Koether may also be deemed to be the beneficial owner of the 2,234,296 shares owned by Sun, of which Mr. Koether is a principal stockholder and Chairman, and 126,000 shares held in discretionary accounts of certain of his brokerage customers and 12,900 shares held in Mr. Koether's IRA account. Mr. Koether disclaims beneficial ownership of all of the foregoing shares.

(3) Includes 40,000 shares owned by Winston. Mr. Koether is an officer and director of Winston and of Kent, Winston's parent company, and may be deemed the beneficial owner of such shares. Mr. Koether disclaims such beneficial ownership.

(4) Includes 11,720 shares held in Mr. Jaindl's IRA account and 4,000 shares held by a trust for the benefit of his son, for which Mr. Jaindl serves as a trustee.

(5) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 433,400 shares of Pure World, Inc. stock, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. This information has been provided by Dimensional and has not been independently verified by the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act and the regulations and rules promulgated thereunder require that the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Principal Owners"), (i) file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the NASD and (ii) furnish copies of these filings to the Company.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and Principal Owners complied with all filing requirements applicable to them with respect to transactions during 1995.

                             EXECUTIVE COMPENSATION

     The table below sets forth for the fiscal years ended December 31, 1995, 1994 and 1993, the compensation of any person who, as of December 31, 1995, was an Executive Officer of the Company with annual compensation in excess of $100,000 ("Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                        Annual Compensation(1)(2)           Compensation          Other (3)
                                    ---------------------------------      --------------         ---------
Name and Principal Position         Year       Salary         Bonus         Options(#)
- ---------------------------         ----       ------         -----         ----------

Paul O. Koether                     1995       $215,000       $     -         50,000              $     -
Chairman, President and             1994        215,000        35,000              -                    -
Chief Executive Officer of the      1993        215,000        50,000              -                2,473
Company and Chairman of Madis


Voldemar Madis(5)                   1995      $150,000                -       36,115(4)                 -
Vice Chairman of the Company
and Madis

- ------------------------------

(1)  The Company has no bonus plan.

(2) Certain Executive Officers received incidental personal benefits during the fiscal years covered by the table. The value of these incidental benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any of the Executive Officers. Such amounts are excluded from the table.

(3) Represents the amount of matching contributions made by the Company pursuant to a 401(k) plan.

(4) Options granted in conjunction with the acquisition of Madis Botanicals, Inc. on January 3, 1995.

(5) Mr. Madis was President of Dr. Madis Laboratories, Inc., the predecessor corporation of Madis, and IVM Corporation ("IVM"). Both IVM and Madis operated under the protection of Federal Bankruptcy Law for the five year period prior to January 3, 1995, when Madis was acquired by the Company. Mr. Madis is currently President of IVM, the owner of the premises occupied by Madis.

OPTIONS GRANTED IN THE YEAR ENDED DECEMBER 31, 1995

         Under the Company's 1991 Non-Qualified Stock Option Plan (the "Plan"), non-qualified options to purchase up to an aggregate of 500,000 shares of the Company's Common Stock may be granted by the Board of Directors to officers, directors and employees of the Company, its subsidiaries or parent. The exercise price for the shares may not be less than the fair market value of the Common Stock on the date of grant. Options will expire five years from the date of grant and will be exercisable as to one-half of the shares on the date of grant and as to the other half, after the first anniversary of the date of grant, or at such other time, or in such other installments as may be determined by the Board of Directors or a committee thereof at the time of grant. The options are non-transferable (other than by will or by operation of the laws of descent) and are exercisable generally only while the holder is employed by the Company or by a subsidiary or parent of the Company or, in the event of the holder's death or permanent disability while employed by the Company, within one year after such death or disability. Under the plan, the total number of remaining shares of the Company's common stock reserved for issuance is 10,000.

     The Company granted 235,000 options pursuant to the Plan in 1995 at an exercise price of $1.71875 per share, which was the market value of the Company's common stock on the date of grant.

     The table below contains information concerning shares acquired on exercise and the fiscal year-end value of unexercised options held by the Executive Officers. During 1993, Mr. Koether acquired 100,000 shares through the exercise of stock options at a price of $1.75 per share.

                                                  Fiscal Year-End Options Values
                                 -------------------------------------------------------------
                                                                        Value of Unexercised
                                  Number of Unexercised                 In the Money Options
                                   Options at 12/31/95                      at 12/31/95
                                 Exercisable/Unexercisable            Exercisable/Unexercisable
                                 -------------------------            -------------------------

   Paul O. Koether                125,000         25,000                $63,281       $13,281
   Voldemar Madis                  14,446         21,669                $ 2,167       $ 3,250




EMPLOYMENT AGREEMENTS

     In April 1990 the Company entered into an employment agreement (the "Agreement") with Mr. Koether, the Company's Chairman, for an initial three-year term commencing on April 1, 1990 (the "Effective Date") at an annual salary of $185,000 ("Base Salary"), which may be increased but not decreased at the discretion of the Board of Directors. The term is to be automatically extended one day for each day elapsed after the Effective Date. In December 1992, the Board of Directors voted to increase the Chairman's Base Salary to $215,000 effective December 1, 1992.

     The Chairman may terminate his employment under the Agreement at any time for "good reason" (defined below) within 36 months after the date of a Change in Control (defined below) of the Company. Upon his termination, he shall be paid the greater of (i) the Base Salary and any bonuses payable under the Agreement through the expiration date of the Agreement or (ii) an amount equal to three times the average annual Base Salary and bonuses paid to him during the preceding five years.

     Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 30% or more of the Company's stock outstanding as of April 1, 1990, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding stock or (ii) individuals constituting the Board of Directors on April 1, 1990 ("Incumbent Board"), including any person subsequently elected to the Board whose election or nomination for election was approved by a vote of at least a majority of the Directors comprising the Incumbent Board, cease to constitute at least a majority of the Board. "Good reason" means a determination made solely by Mr. Koether, in good faith, that as a result of a Change in Control he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

     Mr. Koether may also terminate his employment if the Company fails to perform its obligations under the Agreement (including any material change in Mr. Koether's duties, responsibilities and powers or the removal of his office to a location more than five miles from its current location) which failure is not cured within specified time periods.

     In connection with the Madis acquisition, two employees were given employment agreements commencing January 3, 1995. The Chairman Emeritus of Madis entered into an employment contract with Madis for a three-year period at an annual salary of $100,000. Voldemar Madis entered into an employment agreement with Madis for a term of four years at an annual salary of $150,000. Both of the employment arrangements may be terminated for cause, as defined in the contract.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company reimbursed Sun approximately $64,000 and $72,000 in 1995 and 1994, respectively, for the Company's proportionate share of certain general and administrative expenses.

     Rosenman & Colin ("R&C") performed substantial legal work for the Company for which they billed the Company an aggregate of approximately $630,000 in 1995 and $615,000 in 1994. The 1995 professional fees represented work performed in association with proxy contests undertaken in connection with one of the Company's investments; the acquisition and operation of Madis; and litigation. Natalie I. Koether, Esq., President of Madis and wife of the Chairman of the Company, is of Counsel to R&C.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP ("Deloitte") served as the Company's independent public accountants for the fiscal year ended December 31, 1995 and have been selected to serve as the Company's independent public accountants for the fiscal year ending December 31, 1996. It is not expected that a representative of Deloitte will be present at the Annual Meeting.


                             STOCKHOLDERS' PROPOSALS

     Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the proxy statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than May 31, 1997. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.


                             ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 accompanies this Proxy Statement.

     Your cooperation in promptly marking, signing, dating and mailing the enclosed proxy card will be greatly appreciated.

                                              By Order of the Board of Directors


                                              /s/ Paul O. Koether
                                              ----------------------------------
                                              PAUL O. KOETHER
                                              Chairman and President


Dated:  September 30, 1996

                                PURE WORLD, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 28, 1996


     The undersigned hereby appoints Paul O. Koether and John W. Galuchie, Jr., or either of them, as proxies with full power of substitution to vote all shares of common stock, par value $.01 per share, of Pure World, Inc. which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pure World, Inc. to be held on Monday, October 28, 1996, and at any adjournment(s), postponement(s) or continuation(s) thereof. The proxies are instructed as indicated below. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment(s), postponement(s) or continuation(s) thereof.

                 (to be continued and signed on the other side)






     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE PERSONS NAMED HEREON AS DIRECTORS, AND "FOR" SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE. BY MARKING, SIGNING, DATING AND RETURNING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

ITEM 1. To elect the nominees whose names appear at right as directors for a term of one year or until their successors are duly elected and qualified:

______ FOR all nominees listed to right (except as marked to the contrary below)

______ WITHHOLD AUTHORITY to vote for all nominees listed to right

                Nominees:
                             Mark W. Jaindl
                             Paul O. Koether
                             William Mahomes, Jr.
                             Alfredo Mena

For, except vote withheld from the following nominee(s):

- ------------------------------------------------

ITEM 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1. A proxy submitted which either gives no direction or which "abstains" on all issues, will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

Signature_______________________________________Date______________________, 1996
         Signature and title or authority


Signature_______________________________________Date______________________, 1996
         Signature if held jointly

IMPORTANT: Signature should agree with name(s) as printed on this proxy. When shares are held by Joint Tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.